EXHIBIT 23(a)

     Consent of Jorden Burt Berenson & Johnson LLP









                         April 24, 1997




Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  801111

     Re:  Registration Statement on Form S-1 Registration Number
333-01173

Dear Ladies and Gentlemen:

     We have acted as counsel to Great-West Life & Annuity
Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contract described herein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus.

                         Very truly yours,

                         /s/ Jorden Burt Berenson & Johnson LLP

                         JORDEN BURT BERENSON & JOHNSON LLP










     EXHIBIT 23(b)

     Consent of Deloitte & Touche LLP








INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-01173) of Great-West Life & Annuity Insurance Company of our reports on Great-West Life & Annuity Insurance Company dated January 25, 1997, and to the reference to us under the heading "Experts" appearing in the prospectus, which are a part of such Registration Statement.


/s Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 16, 1997